EXHIBIT 21.1

                                                   Jurisdiction of
             Corporation                            Incorporation

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MinVen Gold (U.S.A.)                     Delaware
Corporation
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Blackdome Mining Corp.                   British Columbia
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Compass Mining, Inc.                     Delaware
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Brohm Mining Corp.                       South Dakota
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Matrix Financial Inc.                    Delaware
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Helix Mining Inc.                        Delaware
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Stibnite Mine Inc.                       Delaware
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Barrier Reef Inc.                        Delaware
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Dakota Gold Mining Inc.                  Delaware
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Dakota Merger                            Delaware
Corporation
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